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                                                                  EXHIBIT 4.20





                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                                       to

                   COMMON TRUST SECURITIES GUARANTEE AGREEMENT

                                     between

                         AMERICAN MUTUAL HOLDING COMPANY

                                       and

                           AMERUS LIFE HOLDINGS, INC.













                            Dated September 20, 2000





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                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     This ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement"), dated as of September 20, 2000, is executed and delivered by AMERICAN MUTUAL HOLDING COMPANY, an Iowa mutual insurance holding company ("AMHC") and AMERUS LIFE HOLDINGS, INC., an Iowa insurance holding company ("AmerUs").

                                   WITNESSETH:

     WHEREAS, AmerUs Capital II (the "Trust") was established as a business trust under the Delaware Business Trust Act pursuant to a Trust Agreement, dated as of April 14, 1998 (the "Original Declaration"), between AmerUs and First Union Trust Company, National Association, as Trustee, and a Certificate of Trust executed and filed with the Secretary of State of the State of Delaware on April 14, 1998, for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain Debentures (as defined in the Declaration) of AmerUs;

     WHEREAS, the Original Declaration was amended and restated, as of July 27, 1998 (the "Declaration"), by AmerUs, the trustees of the Trust, the administrators of the Trust, and the holders of undivided beneficial interests in the assets of the Trust to be issued from time to time, to provide for the operation of the Trust and the issuance of Capital Securities and Common Trust Securities;

     WHEREAS, the Guarantor executed a Common Trust Securities Guarantee Agreement, dated July 27, 1998 (the "Common Trust Securities Guarantee Agreement"), for the benefit of the Holders from time to time of the Common Trust Securities of the Trust, whereby the Guarantor irrevocably and unconditionally agreed, to the extent set forth in the Common Trust Securities Guarantee Agreement, to pay to the Holders the Guarantee Payments and to make certain other payments on the terms and conditions set forth in the Common Trust Securities Guarantee Agreement;

     WHEREAS, AMHC has executed a Plan of Conversion, dated as of December 17, 1999, pursuant to which AMHC will convert from a mutual insurance holding company into a stock holding company;

     WHEREAS, AMHC and the Guarantor have entered into an Agreement and Plan of Merger, dated December 17, 1999, pursuant to which the Guarantor will merge with and into AMHC, with AMHC as the surviving company (the "Merger") and AMHC will thereafter change its name to AmerUs Group Co.;

     WHEREAS, AMHC desires to assume the Guarantor's obligations under the Common Trust Securities Guarantee Agreement;

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     WHEREAS, this Assumption Agreement is being executed pursuant to Section
5.01 of the Common Trust Securities Guarantee Agreement; and

     WHEREAS, the Merger is permitted under Article Seven of the Indenture.

     NOW, THEREFORE, the parties agree as follows:

SECTION 1. Assignment. Upon the execution of this Agreement by the parties hereto, AmerUs does hereby assign and transfer all of its obligations under the Common Trust Securities Guarantee Agreement to AMHC, as its successor.

SECTION 2. Assumption. Upon the execution of this Agreement by the parties hereto, AMHC does hereby absolutely and irrevocably accept the foregoing assignment and hereby assumes to be solely responsible for and to perform, as successor, AmerUs' obligations under the Common Trust Securities Guarantee Agreement.

SECTION 3. Definition. For all purposes of this Agreement, except as otherwise herein expressly provided, the definitions, terms and expressions used herein shall have the same meanings as corresponding definitions, terms and expressions used in the Common Trust Securities Guarantee Agreement.

SECTION 4. Effectiveness. This Agreement shall become effective as of the Effective Time (as defined in the Agreement and Plan of Merger referred to above) of the Merger.

SECTION 5. Binding Effect; Assigns. This Agreement shall be binding upon, and shall enure to the benefit of, the parties thereto and their respective successors and assigns.

SECTION 6. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same agreement.

SECTION 7. Governing Law. This Agreement will be governed by and interpreted in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Assumption Agreement as of the date set forth above.

                                        AMERICAN MUTUAL HOLDING COMPANY

                                        By: s/ Roger K. Brooks
                                            -----------------------------------
                                            Name:  Roger K. Brooks
                                            Title: Chairman, President and
                                                   Chief Executive Officer

                                        AMERUS LIFE HOLDINGS, INC.


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                                        By: /s/ Roger K. Brooks
                                            -----------------------------------
                                            Name:  Roger K. Brooks
                                            Title: Chairman, President and
                                                   Chief Executive Officer


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